UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): July 7, 2015
 BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North San Diego, California	92128
(Address of principal executive offices)	(Zip Code)
(858) 668-2586
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.     Costs Associated with Exit or Disposal Activities.
On July 7, 2015, Bridgepoint Education, Inc. (the "Company") committed to the implementation of a plan to close Ashford University's campus in Clinton, Iowa (the "Clinton Campus") after the 2015-2016 academic year, at the end of May 2016. The Ashford University Board of Trustees' decision to close the Clinton Campus follows an ongoing review of the University's strategic direction and is a result of the University's inability to meet campus enrollment requirements despite its best efforts to continue maintaining and operating the Clinton Campus. The closure of the Clinton Campus is intended to realign the Company's operations to focus on its core mission of leveraging technology to create innovative solutions that advance learning. Approximately 99% of Ashford University's current students attend classes online, and will not be impacted by the closure of the Clinton Campus.
Ashford University estimates recording a total of approximately $49 million to $55 million in restructuring and asset impairment charges related to the closure of the Clinton Campus. This estimate consists of non-cash impairment of asset charges of approximately $40 million and future cash expenditures relating to (i) student transfer agreement costs of approximately $8 million, (ii) severance and retention charges of approximately $3 million and (iii) other contract cancellation costs and professional service fees of approximately $1 million. The above estimates are based upon several assumptions that are subject to change, including student decisions regarding transfer and the circumstances surrounding the disposition of the campus.
Forward-Looking Statements
This Current Report on Form 8-K contains "forward-looking statements," including, but not limited to, statements regarding the expected timing and anticipated effects of the closure of the Clinton Campus and other statements that are not purely statements of historical fact. These forward-looking statements are based on information available at the time such statements are made and the current good faith beliefs, expectations and assumptions of the Company's management. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, uncertainties regarding the costs associated with the closure of the Clinton Campus and the factors described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission (the "SEC") on March 10, 2015, and in subsequent reports on Form 10-Q and Form 8-K and other filings made by the Company with the SEC. Investors are cautioned not to place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date such statements are made, and the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.
Item 8.01.     Other Events.
On July 9, 2015, the Company issued a press release announcing the Ashford University Board of Trustees' decision to close the Clinton Campus at the end of the 2015-2016 academic year. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Bridgepoint Education, Inc. dated July 9, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2015		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Senior Vice President, Secretary and General Counsel